 Exhibit 10.48

Lease Contract

Lessor: Shanghai Chuangtong Industrial Development Co., Ltd. (hereinafter referred to as Party A)

Registered address: No. 89, Faladi Road, China (Shanghai) Pilot Free Trade Zone Legal Legal Representative: Zhou Huajie

Lessee: Shanghai Saibiman Biotechnology Co., Ltd. (hereinafter referred to as Party B)

Registered address:

Legal representative:

Whereas,

1. Party A is a legally registered and operated company with business scope covering lease of self-owned house;

2. Party B is a company engaged in innovative R&D in biotechnology field and it plans to rent house from Party A for the purposes of scientific research and office work;

3. Party A signed a Deposit Agreement with Cellular Biomedicine Group (Shanghai) Ltd, an affiliated company of Party B (hereinafter referred to as “Cellular Biomedicine Company”) on September 26, 2016 previously. Currently, Party A, Party B and Cellular Biomedicine Company agree that Party B enjoys and undertakes all rights and obligations of Cellular Biomedicine Company in Deposit Agreement and capital already paid by Cellular Biomedicine Company to Party A is deemed as payment by Party B.

Party A and Party B hereby enter into this contract for mutual observation and execution after reaching negotiated consensus concerning the matter that Party B rents house from Party A according to stipulations set out in relevant laws and regulations such as Contract Law of the People’s Republic of China, based on Deposit Agreement and on the basis of equality, free will, fairness and good faith.

I. Conditions of Leased House

1. Party A rents out a whole five-floor building located in 3# Building, No. 85,

Faladi Road, Pudong New Area, Shanghai (hereinafter referred to as “Object House”) to Party B for use, covering a construction area of 10,501.6m2. The plan of this house is shown in Appendix 1 of this contract. The real estate ownership certificate number shall be in line with property ownership issued by real estate department.

2. Party A has already clearly informed Party B that mortgage of Object House is already established in Shanghai Rural Commercial Bank Pudong Branch before signing this contract. If the mortgagee realizes mortgage right to result in Party B’s failure to continuously rent Object House, Party A shall not only refund the lease deposit in double amount but also undertake liabilities for breach of contract to Party B according to stipulations set out in Paragraph 5 of Article X of this contract.

II. Usage of Lease

1. Party B promises to Party A that Object House rented is only used for R&D, production and office and Party B will abide by relevant house use and property management provisions of the state and the city.

2. Party B guarantees not to change the usage agreed above without authorization unless otherwise consented by Party A in writing and reviewed and approved by relevant department as stipulated within lease term.

III. Delivery of Object House and Lease Term

1. Party A and Party B agree that Party A delivers Object House to Party B on January 1, 2017 (date of delivery). The term of lease contract lasts for ten (10) years and it is calculated since the date of delivery of Object House as per anniversary, i.e. from January 1, 2017 to December 31, 2026.
2. When Party A delivers Object House to Party B, Party B and Party A (including property management personnel of Object House entrusted by Party A) to clearly check Object House and its auxiliary facilities, decorative materials, other articles and public facilities. Party A guarantees that elevator, fire protection and security system, public toilets, tap water system and pump house of Object House are under normal service statuses. If such facilities are damaged, Party A shall finish the repair work itself or by entrusting professional organization within 3 days or other time limit approved by Party B. The parties will jointly sign Confirmation of Delivery on this basis as a voucher indicating Party A’s completion of its delivery obligation.

3. Upon expiry of lease term, Party A has the right to take back Object House while Party B shall return it as scheduled. If Party B needs to continuously rent Object House, it shall submit a written request for renewal of lease to Party A 3 months before expiry of lease term. The lease contract can be resigned after Party A consents. 8. Party A shall rent out Object House to Party B under same conditions after expiry of lease term.

IV. Rent-free Period of Decoration and Lease Inception

1. Party A agrees to offer a 150-day rent-free period of decoration to Party B. This rent-free period shall be calculated since the date of delivery of Object House. Party B’s decoration scheme shall be approved by Party A in writing ahead of time. If it is required to submit the decoration scheme to relevant department for approval as stipulated, the decoration may be conducted only after being approved by relevant department.

2. The date when rent of Object House is initially calculated is the second day after expiry of rent-free period of decoration, i.e. June 1, 2017. Party A and Party B agree to begin the calculation of rent since the initial rent calculation day.

3. Only rent is exempted during rent-free period. Water bill, electric charge, network fee and property fee incurred during use of Object House shall still be borne by Party B. If Party B completes decoration work ahead of time, Party B may check in to work ahead of time while Party A will still calculate lease term and rent since the lease inception.

4. When Party B enters the site for decoration, Party A shall assist and coordinate Party B’s completion of administrative filing work such as fire protection filing.

5. If relevant accident occurs, or Party B is unable to conduct decoration work within rent-free period due to Party A’s reason, the rent-free period of decoration shall be postponed with same duration and Party A shall assume relevant responsibilities; Party B shall take relevant responsibility for relevant accident resulting from Party B’s reason. If losses are caused to Object House, Party B shall compensate relevant losses.

V. Rent, Payment Method and Term

1. As for rent of Object House in the first year (calculated since lease inception as per anniversary), the rent of floor 1 is 4.3 Yuan/m2/day (same currency below), the rent of floor 2-5 is 3.7 Yuan/m2/day. The rent in the first and the second years within lease term remains unchanged. Later, the rent will be progressively increased with growth rate of 6% per two years. The current property management fee is 12 Yuan/m2/month. It will be uniformly adjusted based on actual circumstances and according to provisions of the park. See the followings for details:

Stage 1	Year 1-2	Rent of floor 1: 4.30 Yuan/m2/day	Rent of floor 2-5: 3.70 Yuan/m2/day
Stage 2	Year 3-4	Rent of floor 1: 4.56 Yuan/m2/day	Rent of floor 2-5: 3.92 Yuan/m2/day
Stage 3	Year 5-6	Rent of floor 1: 4.83 Yuan/m2/day	Rent of floor 2-5: 4.16 Yuan/m2/day
Stage 4	Year 7-8	Rent of floor 1: 5.12 Yuan/m2/day	Rent of floor 2-5: 4.41 Yuan/m2/day
Stage 5	Year 9-10	Rent of floor 1: 5.43 Yuan/m2/day	Rent of floor 2-5: 4.67 Yuan/m2/day

2. Party B shall deliver rent of the first period (six months for each period), property management fee and lease deposit equal to three months of rent (i.e. paying of six months of rent and three months of rent as lease deposit) within fifteen working days after this contract is signed and Party A completes the delivery of Object House. Due to existence of a rent-free period lasting for 150 days, Party B is only required to pay one month of rent as the rent in the first period. During the whole lease term, Party B shall pay rent and property management fee of the second half year to Party A within 30 working days before start of every half a year. a

3. Since Party B has already paid deposit of RMB 1,200,000.00 Yuan (RMB One Million and Two Hundred Thousand Yuan only) before signing of this lease contract and it is agreed that this amount is used to deduct rent in the first period upon signing of this contract, Party B shall still pay rent in the first period, property management fee and lease deposit with a total amount of RMB 4,434,119 Yuan within fifteen working days after this lease contract is signed and Party A delivers Object House.

4. Expenses incurred during use of Object House within lease term such as water bill, electric charge, gas fee, communication fee and equipment fee shall be borne by Party B. Party A shall vicariously collect and pay such expenses every month based on actual circumstances.

VI. House Use Requirements and Repair Responsibilities

1. The standards of Object House delivered by Party A are consistent with its status quo. Also, the entrance door on floor 1 of Object House shall be relocated to the middle upon Party B’s request. Party A guarantees that this house and its auxiliary facilities are under a normal serviceable and safe status.

2. Party A confirms that the design load-bearing live load of floor slabs of Object House is 2.5kN/m2. This figure can be increased to 6kN/m2 due to Party B’s demand for scientific research.

3. Party B may implement decoration and fitment of Object House according to actual demand (including installation of freight elevator outside the building), while Party A may offer necessary assistance. Relevant expenses shall be borne by Party B itself. Party B’s responsibility for repair of decoration and fitment shall be borne by Party B itself.

4. If any accident, loss compensation, administrative responsibility or other situation occurs, or certain losses are caused to Party A’s Object House during decoration, reinforcement and use of Object House due to Party B’s fault, Party B shall assume all legal liabilities and actively take charge of repair and compensation. If Party A has to take responsibility for others due to the foregoing, Party A will have the right to demand compensation from Party B. If damage or fault obstructing safe and normal use of Object House occurs to Object House or its auxiliary facilities not due to Party B’s fault, Party B shall timely inform Party A and take possible effective measures to prevent further expansion of defects; in case of emergency repair application (referring to faults influencing Party B’s work and operational safety, such as big-area rain leakage of the house), Party A shall come to repair within eight hours after Party B sends a notice of emergency repair application; as for general repair application beyond emergency repair application, Party A shall come to repair within three days after Party B sends a notice of repair application. If Party A fails to do so within the abovementioned time limit, Party B will have the right to repair itself or by entrusting a third party. Relevant repair expenses and funds shall be borne by Party A and they will be deducted by Party B from rent payable to Party A.

5. Party B shall reasonably use and take good care of this house and its auxiliary facilities during lease term. If this house and its auxiliary facilities are subject to damages and faults due to Party B’s improper or unreasonable use, Party B shall timely take charge of repair and renovation. If Party B delays or refuses to repair or renovate, Party A may do the work on behalf of Party B and expenses therefore incurred shall be borne by Party B.

6. If Party B needs to decorate or add auxiliary facilities and equipment besides those agreed herein above, it shall obtain Party A’s written consent first and then report to relevant department for approval as stipulated. Party B may decorate or add such facilities and equipment only after being approved by relevant department.

VII. Status of House upon Return

1.
If this lease contract is canceled ahead of time due to Party A’s reason or it is terminated upon expiry of lease term, Party B will not be required to recover Object House returned to original shape. However, Party B shall ensure that Object House is free from hidden dangers involving safety, health, etc..
2.
If Party B throws a lease ahead of time, or Party B breaches the contract and consequently Party A cancels the lease contract, Party B shall recover Object House returned to original shape as that upon delivery and there shall be no hidden dangers involving safety, health, etc If a subsequent lessee is willing to deliver the house under its status quo, or it is not required to recover with Party A’s written consent, Party B will not be required to recover Object House upon return.
3.
When Party B returns Object House, Party A’s acceptance and recognition shall be obtained. Besides, the parties shall settle expense payable by themselves.

VIII. Sublease

1.
If Party B subleases the house within lease term, Party A’s written consent shall be obtained ahead of time before Party B subleases this house to others in part or in whole. Party B shall not adopt any subleasing behavior without Party A’s written consent ahead of time.

IX. Conditions for Cancelation of Contract

1.
Party A and Party B agree that this contract can be naturally terminated within lease term if Object House is damaged or lost due to force majeure. After Party A returns lease deposit and rent to Party B according to actual lease term of Party B, the parties will not assume liabilities for breach of contract to each other.
2.
Party A and Party B agree that Party A shall return lease deposit and rent to Party B according to actual lease term and Party B will have the right to enjoy relevant compensation according to relevant policies of the state if Object House is legally acquired due to public interests or land use right within scope of occupation of Object House is legally taken back ahead of time. Once such conditions occur, Party A shall immediately inform Party B and allow Party B to take part in the negotiation with relevant functional departments of the government all the way.
3.
Party A and Party B agree that either party may inform the other party in writing to cancel this contract under any of the following circumstances.
(1) Restriction or defect of right exists in the leased house or Party A fails to faithfully disclose any matter to result in the restriction of use of leased house by Party B and even failure to use the house;

(2) Party B changes usage of the house without Party A’s written consent and still fails to repair or correct within a reasonable time after receiving a written notice from Party A;

(3) The main structure of the house is damaged due to Party B’s reason and Party B still fails to repair it within a reasonable time after receiving a written notice from Party A;

(4) Party B subleases Object House without Party A’s written consent and fails to correct within ten working days after receiving a written notice from Party A;

(5) Party B delays the paying of rent, property management fee and other expenses for more than 30 accumulated days and still fails to make the payment within ten working days after receiving a written notice from Party A;

(6) Party B’s decoration scheme is not approved by Party A in writing ahead of time or Party B fails to decorate the house according to decoration scheme agreed by Party A, and in this case Party B refuses to rectify within a reasonable time limit after Party A sends a written notice demand rectification or the requirement is still not fulfilled even after rectification;

4.
Either party may send a written notice of premature cancelation of contract to the other party six months ahead of time before expiry of lease term (six months before date of premature surrender of lease). This contract is terminated immediately when the notice is received by the other party. If Party A cancels the contract ahead of time, Party A shall not only compensate amount listed in Paragraph 5 of Article X of this contract to the observant party but also return the lease deposit in double amount; if Party B cancels the contract ahead of time, Party B shall compensate 11 months of rent to Party A and lease deposit already paid by Party B will not be returned.

X. Liabilities for Breach of Contract

1.
If Party B delays the paying of relevant funds for more than five days according to term agreed herein, Party B shall pay 0.1% of payable to Party A as liquidated damages for each delayed day since the sixth day. If the delay accumulatively exceeds 30 days, Party A will have the right to unilaterally inform Party B in writing to cancel this house lease contract. If Party B cancels the contract, Party B shall compensate 11 months of rent to Party A and lease deposit already paid by Party B will not be returned.
2.
If the main structure of Object House is damaged due to Party B’s reason, Party A shall send a written notice requiring Party B to repair it within a reasonable time limit. If Party B does not repair, Party A will have the right to choose to cancel this contract. Party B shall compensate 11 months of rent to Party A and lease deposit already paid by Party B will not be returned.
3.
If Party B subleases Object House or changes the usage of the house without Party A’s written consent, Party A shall send a written notice requiring Party B to correct it within a reasonable time limit. If Party B does not correct, Party A will have the right to choose to cancel this contract. Party B shall compensate 11 months of rent to Party A and lease deposit already paid by Party B will not be returned.
4.
Party B shall return Object House to Party A according to conditions agreed herein within 15 days since the date when this lease contract is terminated regardless of reason. If Party B fails to return the house within the abovementioned time limit or the return of house does not meet the requirement, Party B shall pay house occupation fee according to standard of double rent.
5.
If restriction or defect of right exists in the leased house or Party A fails to faithfully disclose any matter to result in the restriction of use of leased house by Party B and even failure to use the house and consequently Party B cancels this lease contract, Party A shall not only return lease deposit already paid by Party B in double amount but also assume liabilities for breach of contract according to the following table.

Year of lease	Compensation limit
Year 1	Six months of rent + RMB 25 million (as per actual decoration loss)
Year 2	Six months of rent + RMB 20 million
Year 3	Six months of rent + RMB 15 million
Year 4	Six months of rent + RMB 10 million
Year 5	Six months of rent + RMB 5 million
Year 6- Year 10	Six months of rent

XI. Dispute Settlement

If a dispute arises during performing of this lease contract, Party A and Party B shall settle it through amicable negotiation. If negotiation fails or no consensus is reached during negotiation, either party may file a lawsuit to people’s court of Shanghai Pudong New Area in the place where Object House is located.

XII. Miscellaneous

1. If Party A needs to sell Object House within lease term, it shall inform Party B one month ahead of time. Party B enjoys the right of first refusal under same conditions. Besides, Party B’s right to rent shall not be affected according to principle of no break of lease with bargain.
2. Party A and Party B are strictly prohibited to disclose contents of business secrets involved herein and all terms of this contract to a third party (unless otherwise for the purpose of obtaining of legal assistance, and other relevant assistance). Otherwise, the responsible party shall assume all consequences.

3. When signing this contract, Party A and Party B are very clear about their rights, obligations and responsibilities and they are willing to strictly execute stipulations set out herein.

4. Party A and Party B shall hold this contract and relevant supporting documents and apply to Real Estate Transaction Center of Pudong New Area for lease registration and filing within 15 working days since the date when this contract takes effect.

5. Contact addresses specified in this lease contract are addresses for service determined by the parties. Otherwise, notice sent to the abovementioned address will be deemed as already delivered once sent. If either party needs to change its address, it shall timely inform the other party in writing.

6. Matters not mentioned herein shall be specified in supplementary agreement or appendix negotiated and signed by the parties separately.

7. This contract is made in four copies. Party A and Party B shall hold two copies respectively with same legal effect. This contract takes effect after the parties sign their names and stamp seals.

Party A (signature and seal): (Seal)	Party B (signature and seal): (Seal)
Legal representative:	Legal representative:
Contact address:	Contact address:
Signing date: 01/01/2017	Signing date: 01/01/2017